As filed with the Securities and Exchange Commission on June 23, 2023

Registration No. 333-265333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SAI.TECH GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#01-05 Pearl’s Hill Terrace

Singapore, 168976

Tel: +65 9656 5641

(Address and telephone number of registrant’s principal executive offices)

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, TX 77002

Tel: 713-651-2600

(Name, address, and telephone number of agent for service)

Copies to:

Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: 713-651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 31, 2022, SAI.TECH Global Corporation (the “Registrant”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form F-1 (Registration No. 333-265333), which was declared effective by the SEC on August 12, 2022 (the “F-1”), to register for resale by the selling shareholders named therein up to 1,347,027 Class A ordinary shares of the Registrant, par value $0.0001 per share, and to register for sale 2,244,493 Class A ordinary shares, par value $0.0001 per share, of SAI.TECH Global Corporation issuable upon the exercise of 2,244,493 redeemable warrants to purchase Class A ordinary shares, par value $0.0001 per share.

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 is being filed by the Registrant to convert the Form F-1 into a registration statement on Form F-3 and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form F-1.

All filing fees payable in connection with the registration of the Class A ordinary shares covered by the registration statement were paid by the Registrant at the time of the initial filing of the Form F-1.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 23, 2023

PRELIMINARY PROSPECTUS

PROSPECTUS FOR
UP TO 2,244,493 CLASS A ORDINARY SHARES UNDERLYING WARRANTS TO
PURCHASE CLASS A ORDINARY SHARES

1,347,027 CLASS A ORDINARY SHARES
OF

SAI.TECH GLOBAL CORPORATION

This prospectus relates to the offer and sale by us of (i) 2,244,493 Class A ordinary shares, par value $0.0001 per share (“Warrant Shares”) of SAI.TECH Global Corporation (the “Company”) issuable upon the exercise of 2,244,493 redeemable warrants to purchase Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), which are exercisable at a price of $11.50 per share (the “Warrants”).

This prospectus also relates to the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (i) 224,780 Class A Ordinary Shares (the “Private Placement Shares”) purchased by certain investors on April 28, 2021 (the “IPO Date”) pursuant to a subscription agreement dated April 28, 2021(the “Subscription Agreement”) in connection with TradeUP’s initial public offering (the “TradeUP IPO”) at a price of $10.00 per Private Placement Share and (ii) 1,122,247 Class A Ordinary Shares (the “Founder shares”) that were issued to initial shareholders in conjunction with the TradeUP IPO at a purchase price equivalent to approximately $0.022 per Founder share and have been subsequently converted to Class A Ordinary Shares. The Class A Ordinary Shares offered by the Selling Securityholders are identified in this prospectus as the Registered Shares (the “Registered Shares”). The Selling Securityholders may, or may not, elect to sell Registered Shares as and to the extent that they may individually determine. See the section entitled “Plan of Distribution.”

We will not receive any proceeds from any sale of Registered Shares by Selling Securityholders under this prospectus. We will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Our Class A Ordinary Shares and Warrants are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “SAI” and “SAITW,” respectively. Our Class A Ordinary Shares and Warrants began trading on the Nasdaq on April 29, 2022. The closing price of our Class A Ordinary Shares on the Nasdaq on June 22, 2023 was $1.39 per share, and the closing price of our Warrants on June 22, 2023 was $0.15. Because the price of our Class A Ordinary Shares remains below the exercise price of our Warrants of $11.50 per Class A Ordinary Share, it is unlikely that any warrant holder will exercise their Warrants. As a result, we are unlikely to receive any proceeds from the exercise of our Warrants in the near future, if at all. See the section entitled “Risk Related to Ownership of our Class A Ordinary Shares and Warrants Following the Business Combination - Our Warrants may never be in the money, and they may expire worthless.” In addition, although the current market price of our ordinary shares is significantly less than the price at which TradeUP sold shares in its initial public offering, certain selling securityholders acquired their shares at prices that are less than the current market price of our ordinary shares. See the section entitled “Risk Related to Ownership of our Class A Ordinary Shares and Warrants Following the Business Combination - Certain of the selling securityholders acquired their shares at a price that is less than the market price of our ordinary shares as of the date of this prospectus, may earn a positive rate of return even if the price of our ordinary shares declines and may be willing to sell their shares at a price less than shareholders that acquired our shares in the public market.”

Despite the significant number of our Class A Ordinary Shares that were redeemed in connection with the Business Combination, the number of Class A Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus does not exceed our public float. However, the resale of Class A Ordinary Shares pursuant to this prospectus could have a significant, negative impact on the trading price of our Class A Ordinary Shares since the number of Class A Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus exceeds 32% of our public float. This impact may be heighted by the fact that, as described above, certain of the Selling Securityholders purchased ordinary shares at prices that are well below the current trading price of our ordinary shares. The 3,591,320 shares that may be resold and/or issued into the public markets pursuant to this prospectus represent approximately 27% of the shares of our Class A Ordinary Shares outstanding as of June 23, 2023 (after giving effect to the issuance of the Warrant Shares).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are also a “foreign private issuer,” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares you should carefully read the discussion of material risks of investing in such securities in “Risk Factors” beginning on page 3 of this prospectus and other risk factors contained in the documents incorporated by reference herein.

The date of this prospectus is June 23, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the resale of Class A Ordinary Shares by the Selling Securityholders. This prospectus also relates to the issuance by us of the Class A Ordinary Shares issuable upon the exercise of the Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with different or additional information, other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you, and neither we nor they take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell Class A Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Ordinary Shares.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States: Neither we nor the Selling Securityholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

We are a company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “SAI,” the “Company,” “we,” “us” and “our” refer to SAI.TECH Global Corporation, a Cayman Islands exempted company, together as a group with its subsidiaries. All references in this prospectus to “TradeUP” refer to TradeUP Global Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, documents incorporated by reference herein and any appliable prospectus supplement, including statements regarding SAI’s future financial position, business strategy and plans and objectives of management for future operations, are forward- looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, SAI’s expectations concerning the outlook for its business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the Company’s financial performance following the Business Combination;

●	the ability to maintain the listing of the Company’s Class A Ordinary Shares and Warrants on the Nasdaq Capital Market, following the Business Combination;

●	the Company’s growth strategy, future operations, financial position, estimated revenues and losses, projected capex, prospects and plans;

●	the Company’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	the implementation, market acceptance and success of the Company’s platform and new offerings;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of the COVID-19 pandemic on the Company’s business;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the outcome of any legal proceedings that may be instituted against the Company;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

●	costs related to the Business Combination;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;

●	the Company’s ability to attract and retain users;

●	the Company’s dependence upon third-party licenses;

●	the Company’s lack of control over the providers of our content and their effect on our access to music and other content;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	that the Company has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of the Company’s financial statements; and

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of such forward looking statements. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in our registration statement on Form 20-F for the year ended December 31, 2022, which is incorporated by reference into this prospectus.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored, or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

v

SELECTED DEFINITIONS

●	“bitcoin” means the type of virtual currency based on an open source cryptographic protocol existing on the Bitcoin Network.

●	“Business Combination” means the transactions contemplated by the Business Combination Agreement, including, the merger;

●	“Business Combination Agreement” means the Business Combination Agreement, as amended dated as of September 27, 2021, among TradeUP, Merger Sub and Old SAI, as amended as of October 20, 2021, and January 26, 2022, and March 22, 2022;

●	“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of SAI;

●	“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of SAI;

●	“Closing” means the closing of the Business Combination;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced;

●	“current memorandum and articles of association” means the amended and restated certificate memorandum and articles of association of TradeUP, effective April 28, 2021;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“GAAP” means generally accepted accounting principles in the United States;

●	“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended;

●	“IRS” means the U.S. Internal Revenue Service;

●	“Letter Agreement” means the letter agreement by and among TradeUP, the Sponsor and three directors of TradeUP, as amended by the letter agreement amendment dated September 27, 2021 and further amended by the letter agreement dated January 26, 2022;

●	“Lock-Up Agreements” means (1) the SAI Lock-Up Agreements and (2) the TradeUP Lock-Up Agreement;

●	“merger” means the merger of Merger Sub with SAI, with SAI surviving such merger and SAI becoming a wholly owned subsidiary of TradeUP, pursuant to the Business Combination Agreement;

●	“Merger Sub” means TGC Merger Sub, a Cayman Islands exempted company incorporated with limited liability;

●	“Nasdaq” means The Nasdaq Stock Market LLC;

●	“Old SAI” means SAITECH Limited, a Cayman Islands exempted company, before the Merger Effective Time;

●	“ordinary resolution” means an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued ordinary shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

●	“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“PRC” or “China” means the People’s Republic of China;

●	“private shares” are to the aggregate 224,780 Class A ordinary shares, at a price of $10.00 per share, issued to the Sponsor in a private placement simultaneously with the closing of the TradeUP IPO and the partial exercise of the underwriters’ over-allotment option to purchase additional units, as were converted in connection with the Closing;

●	“proxy statement/prospectus” means the proxy statement/prospectus included in the Registration Statement on Form F-4 filed with the SEC;

●	“public shares” means TradeUP Class A Ordinary Shares included in the units issued in the TradeUP IPO;

●	“redemption” means the right of public shareholders to have their public shares redeemed in accordance with the procedures set forth in this registration statement;

●	“Registration Rights Agreement” means the registration rights agreement, dated as of April 28, 2021, among TradeUP and TradeUP initial shareholders;

●	“SAI” means SAI.TECH Global Corporation (formerly named TradeUP Global Corporation) following the consummation of the Business Combination;

●	“SAI Affiliate Lock-Up Agreement” means the lock-up agreement to be entered into by SAI Founder, certain affiliates of SAI and SAI Founder, and the other persons party thereto at the closing;

●	“SAI Founder” means Energy Science Artist Holding Limited, a wholly owned entity controlled by Risheng Li;

●	“SAI Shareholder Lock-Up Agreement” means the lock-up agreement to be entered into by the shareholders of SAI at the closing other than shareholders party to the SAI Affiliate Lock-Up Agreement;

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

●	“SEC” means the U.S. Securities and Exchange Commission;

●	“Securities Act” means the U.S. Securities Act of 1933, as amended;

●	“special resolution” means a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least a two-thirds majority of the issued Ordinary Shares of the company that are present in person or represented by proxy and entitled to vote thereon and who vote at the general meeting;

●	“Sponsor” means TradeUP Global Sponsor LLC, a Cayman Islands limited liability company;

●	“TradeUP Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of TradeUP;

●	“TradeUP initial shareholders” means the Sponsor and each of TradeUP’s directors and officers that hold founder shares;

●	“TradeUP IPO” means TradeUP’s initial public offering, consummated on May 3, 2021, through the sale of 4,488,986 units (including the 488,986 units sold pursuant to the underwriters’ partial exercise of their over-allotment option at $10.00 per unit);

●	“TradeUP Lock-Up Agreement” means the lock-up agreement to be entered into by the Sponsor, certain affiliates of TradeUP and the other persons party thereto at the closing;

●	“TradeUP Warrant(s)” means the warrants included in the units issued in the TradeUP IPO, each of which is exercisable for one TradeUP Class A Ordinary Share, in accordance with its terms.

●	“units” means one TradeUP Class A Ordinary Share and one-half of one warrant, whereby each warrant entitles the holder thereto to purchase one TradeUP Class A Ordinary Share at an exercise price of $11.50 per share, sold in the TradeUP IPO; and

●	“Warrants” means the warrants issued upon the exchange of TradeUP Warrants in connection with the closing of the Business Combination, each of which is exercisable for one Class A Ordinary Share, in accordance with its terms.

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

SAI.TECH Global Corporation is a global energy-saving Bitcoin mining operator and a clean-tech company that integrates the bitcoin mining, power and heating industries. Since our founding in 2019, we have been committed to developing comprehensive energy-saving solutions that can optimize the major costs of bitcoin mining and promote clean energy transition. The uniqueness of our solutions is that we use proprietary liquid cooling and waste heat recovery technology for bitcoin mining machines, which utilizes waste heat generated from bitcoin mining ASIC chips at 90% thermal efficiency to provide recycled energy in form of steady 60-70°C hot water to potential heating customers while lowering mining operating costs. Our mission is to globally become the most energy-efficient digital asset mining operation company, while simultaneously promote the clean transition of the bitcoin mining, power and heating industries.

Stock Exchange Listing

SAI.TECH Global Corporation’s Class A Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market under the symbols “SAI” and “SAITW”, respectively.

Corporate Information

The mailing address of our principal executive office is #01-05 Pearl’s Hill Terrace, Singapore, 168976. The telephone number of our principal executive office is +65 9656 5641.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated by reference to Item 5 of our Registration statement on Form 20-F for the fiscal year ended December 31, 2021, in this prospectus; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We have elected not to opt out of, and instead to take advantage of, such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

THE OFFERING

Issuer	SAI.TECH Global Corporation

Nasdaq Symbol for our Class A Ordinary Shares	“SAI”

Nasdaq Symbol for our Warrants	“SAITW”

Issuance of Class A Ordinary Shares

Class A Ordinary Shares outstanding prior to exercise of all Warrants	13,315,903 shares

Class A Ordinary Shares to be issued upon exercise of all Warrants	2,244,493 shares

Exercise Price of the Warrants	$11.50 per share, subject to adjustment as described herein

Use of Proceeds	We will receive up to an aggregate of approximately $25,811,669.5 from the exercise of all Warrants, assuming the exercise in, if any, full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. Because the exercise price of the Warrants substantially exceeds the current trading price of our Class A Ordinary Shares, we are unlikely to receive any proceeds from the exercise of our Warrants in the near future, if at all. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Resale of Class A Ordinary Shares

Registered Shares being registered on behalf of the Selling Securityholders (representing Private Placement Shares and Founder Shares)	1,347,027 shares.

Offering price	The Class A Ordinary Shares offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the sale by the Selling Securityholders of Registered Shares under this prospectus.

Dividend Policy	We have never declared or paid any cash dividends on our shares, and we do not anticipate paying any cash dividends on our shares in the foreseeable future. It is presently intended that we will retain our earnings for future operations and expansion.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Unless otherwise stated in this prospectus, the number of our Class A Ordinary Shares set forth herein is as of June 23, 2023 and is based on 13,315,903 Class A Ordinary Shares issued and outstanding. Such shares that are issued and outstanding on such date includes Private Placement Shares, but excludes:

●	9,630,634 Class B Ordinary Shares;

●	2,244,493 Warrants to purchase Class A Ordinary Shares;

●	2,244,493 Class A Ordinary Shares issuable upon the exercise of the Warrants to purchase Class A Ordinary Shares outstanding as of June 23, 2023, with an exercise price of $11.50 per share; and

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks in our most recent Annual Report on Form 20-F for the year ended December 31, 2022, as filed with the SEC on April 19, 2023, and the updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be offered and sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from any sale of securities by Selling Securityholders under this prospectus.

With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholder will pay any underwriting discounts and commissions incurred by them in disposing of such Ordinary Shares, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including all registration and filing fees, Nasdaq additional listing fees, and fees of our counsel and our independent registered public accountants.

We will receive up to an aggregate of approximately $25,811,669.50 from the exercise of the Warrants assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes. Because the exercise price of the Warrants substantially exceeds the current trading price of our Class A Ordinary Shares, it is unlikely that holders of our Warrants will be able to exercise such Warrants in the near future, if at all. As a result, we are unlikely to receive any proceeds from the exercise of the Warrants in the near future, if at all. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash, and there may be no economic incentive for such holders to exercise unless and until the trading price of our common stock exceeds $11.50 per share. The amount of cash we would receive from the exercise of the Warrants, if any, will decrease to the extent that Warrants are exercised on a cashless basis.

In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the exercise of the Warrants.

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders set forth in the table below of (a) 224,780 Private Placement Shares and (b) 1,122,247 Founder shares. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such Ordinary Shares.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of Ordinary Shares beneficially owned by such Selling Securityholder immediately prior to the offering, the number of Ordinary Shares that may be sold by the Selling Securityholders under this prospectus and the number of Class A Ordinary Shares that the Selling Securityholders will beneficially own after the Registered Shares are sold.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Ordinary Shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Certain of the Selling Securityholders have an incentive to sell because they purchased shares at prices below the initial public offering price and/or below the recent trading prices of our securities. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline. Since many of our public shareholders purchased shares at prices above, and the exercise price of our Warrants exceeds, the recent trading prices for shares of our common stock, other of our securityholders may not experience a positive rate of return if they were to sell at the same prices.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Class A Ordinary Shares registered on its behalf.

The percentage of beneficial ownership is calculated based on 13,315,903 Ordinary Shares outstanding as of June 23, 2023, adjusted for each owner’s options, Warrants or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of June 23, 2023, if any.

The information in the table below is based upon information provided by the Selling Securityholders. The securities owned by the Selling Securityholders named below do not have voting rights different from the securities owned by other securityholders.

Name of Selling Securityholder	Number of Class A Ordinary Shares	Number of Class A Ordinary Shares being Offered	Number of Class A Ordinary Shares After the Offering	Percentage of Outstanding Class A Ordinary Shares Owned After the Offering
TradeUP Global Sponsor LLC(1)(2)	1,287,027	1,287,027	-	-
David X. Li(1)	20,000	20,000	-	-
Michael Davidov(1)	20,000	20,000	-	-
Tao Jiang(1)	20,000	20,000	-	-

(1)	Unless otherwise specified, the address of the Initial Shareholders is 437 Madison Avenue, 27th Floor, New York, New York 10022.
(2)	Consists of (a) 1,062,247 Class A Ordinary Shares and (b) 224,780 Private Placement Shares. The address of TradeUp Global Sponsor LLC is 437 Madison Avenue, 27th Floor, New York, New York 10022.

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

As of June 23, 2023, the Company had 13,315,903 Class A Ordinary Shares issued and outstanding, and 2,244,493 Warrants to purchase Class A Ordinary Shares at an exercise price of $11.50 per share issued and outstanding.

SAI is a Cayman Islands exempted company with limited liability and immediately following consummation of the Business Combination its affairs have been governed by the Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

SAI’s authorized share capital consists of 350,000,000 shares of a par value of $0.0001 each, consisting of 330,369,366 Class A Ordinary Shares, 9,630,634 convertible Class B Ordinary Shares and 10,000,000 preference shares. All Class A Ordinary Shares issued and outstanding at the consummation of the Business Combination were fully paid and non-assessable.

The following are summaries of material provisions of the Amended and Restated Memorandum and Articles of Association and the Companies Act (As Revised) of the Cayman Islands, as amended, modified, re-enacted or replaced (the “Companies Act”), insofar as they relate to the material terms of the Class A Ordinary Shares.

Ordinary Shares

General

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting, conversion and director appointment and removal rights. SAI maintains a register of its shareholders and a shareholder is only entitled to a share certificate if the board of directors of SAI resolves that share certificates be issued.

Risheng Li controls the voting power of all of the outstanding Class B Ordinary Shares. Although Mr. Li controls the voting power of all of the outstanding Class B Ordinary Shares, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee under the Amended and Restated Memorandum and Articles of Association, those Class B Ordinary Shares will automatically and immediately convert into Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to Class A Ordinary Shares in certain other circumstances described below in “- Optional and Automatic Conversion.”

Dividends

The holders of Class A Ordinary Shares are entitled to such dividends as may be declared by the Board as it may, in its discretion, lawfully declare from time to time. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. The Amended and Restated Memorandum and Articles of Association provides that dividends may be declared and paid out of our profits, realized or unrealized, out of the share premium account or as otherwise permitted by law. No dividend may be made on any Class A Ordinary Shares unless a dividend in equal proportion is made on the Class B Ordinary Shares. Except as otherwise provided by the rights attached to any Class A Ordinary Shares, dividends and other distributions may be paid in any currency. Our Board o may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

Voting Rights

In respect of all matters upon which holders of Class A Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes. Voting at any meeting of shareholders will be by show of hands unless a poll is demanded.

Class A Ordinary Shares and Class B Ordinary Shares vote together on all matters, except that we will not, without the approval of holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class:

●	increase the number of authorized Class B Ordinary Shares;

●	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to Risheng Li or his affiliates;

●	create, authorize, issue, or reclassify into, any preference shares in the capital of SAI or any shares in the capital of SAI that carry more than one vote per share;

●	reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

●	amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended and Restated Memorandum and Articles of Association relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Optional and Automatic Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Upon any transfer of Class B Ordinary Shares by a holder thereof to any person which is not a permitted transferee of such holder under the Amended and Restated Memorandum and Articles of Association, each such Class B Ordinary Share will automatically and immediately convert into one Class A Ordinary Share. In case of any transfer of Class B Ordinary Shares to a person who at any later time ceases to be a permitted transferee under the Amended and Restated Memorandum and Articles of Association, we may refuse registration of any subsequent transfer except back to the transferor of such Class B Ordinary Shares, and otherwise, such Class B Ordinary Shares will automatically and immediately convert into an equal number of Class A Ordinary Shares.

Each Class B Ordinary Share will automatically convert into one Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on the earliest to occur of 5:00 p.m., Cayman Islands time:

●	on the first anniversary of Mr. Li’s death or incapacity; or

●	on a date determined by the board of directors of SAI during the period commencing 90 days after, and ending 180 days after, the date on which Mr. Li is terminated for cause (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable).

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended and Restated Memorandum and Articles of Association and to any lock-up agreements to which a shareholder may be a party, any shareholders may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Board.

Class B Ordinary Shares may be transferred only to a permitted transferee under the Amended and Restated Memorandum and Articles of Association and any Class B Ordinary Shares otherwise will be converted into Class A Ordinary Shares.

If the Class A Ordinary Shares in question were issued in conjunction with rights, options, Warrants or units issued pursuant to the Amended and Restated Memorandum and Articles of Association on terms that one cannot be transferred without the other, the Board will refuse to register the transfer of any such Class A Ordinary Shares without evidence satisfactory to them of the like transfer of such right, option, Warrant or unit.

Liquidation

The Class A Ordinary Shares and Class B Ordinary Shares rank equally upon occurrence of any liquidation or winding up, in the event of which our assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Act, we may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder. The redemption of such shares will be effected in such manner and upon such other terms as we may, by special resolution, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain provisions of the Amended and Restated Memorandum and Articles of Association governing the Class B Ordinary Shares, if at any time our share capital is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

We will hold an annual general meeting at such time and place as our Board will determine. At least five calendar days’ notice shall be given for any general meeting. The Board, the chief executive officer or the chairman may call general meetings. The holders of a majority of the Class A Ordinary Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of the Class B Shares shall be required in any event.

Inspection of Books and Records

The Board will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection of our shareholders, and no shareholder will otherwise have any right of inspecting any account or book or document except as required by the Companies Act or authorized by shareholders in a general meeting.

Changes in Capital

We may from time to time by ordinary resolution, subject to the rights of holders of Class B Ordinary Shares:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of Class B Ordinary Shares, we may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Exempted Company

We are an exempted company with limited liability incorporated under the laws of Cayman Islands. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association will authorize 10,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. The board of directors of SAI will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without approval of holders of Class A Ordinary Shares, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects. The ability of the board of directors of SAI to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of SAI or the removal of existing management. Although it is not expected that we will issue any preference shares, we cannot assure you that it will not do so in the future.

Warrants

Set forth below is also a description of the Warrants that are currently issued and outstanding. These are the same warrants issued and outstanding in connection with the TradeUP initial public offering (the “TradeUP IPO”).

Each whole Warrant entitles the registered holder to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the TradeUP IPO and 30 days after April 29, 2022, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its Warrants only for a whole number of Class A Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Warrant and have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of a Warrant unless the Class A Ordinary Share issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the Class A Ordinary Share underlying such unit.

We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, we will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Warrants, and will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares until the Warrants expire or are redeemed, as specified in the warrant agreement; provided that if Class A Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b) (1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, it will not be required to file or maintain in effect a registration statement, but will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the Warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (defined below) less the exercise price of the Warrants by (y) the Fair Market Value and (B) 0.361. The “Fair Market Value” as used in this paragraph shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $16.50

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $16.50 per share (including adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “- Warrants - Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable, we may exercise our redemption rights even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $16.50 redemption trigger price (including adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “- Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Class A Ordinary Shares pursuant to the warrant agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Class A Ordinary Shares, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Redemption procedures

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend paid in Class A Ordinary Shares to all or substantially all holders of Class A Ordinary Shares, or by a split-up of Class A Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Class A Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the Warrants are then convertible), other than (1) as described above, (2) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Ordinary Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (3) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a proposed initial business combination, (4) to satisfy the redemption rights of the holders of Class A Ordinary Shares in connection with a shareholder vote to approve an amendment to the current memorandum and articles of association that would affect the substance or timing of its obligation to provide for the redemption of public shares in connection with an initial business combination or to redeem 100% of our public shares if it has not consummated an initial business combination within 18 months from the closing of this offering, or (5) in connection with the redemption of public shares upon failure to complete an initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the registered holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event.

The Warrants were issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrant agent, and TradeUP. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of: (1) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in this registration statement, or defective provision; (2) amending the provisions relating to cash dividends on Ordinary Shares as contemplated by and in accordance with the warrant agreement; or (3) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement for the TradeUP IPO for a complete description of the terms and conditions applicable to the Warrants and is filed as an exhibit hereto.

The warrant holders do not have the rights or privileges of holders of Class A Ordinary Shares and any voting rights until they exercise their Warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Enforceability of Civil Liability under Cayman Islands Law

SAI has been advised by Harney Westwood & Riegels LP, its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against SAI judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (2) in original actions brought in the Cayman Islands, to impose liabilities against SAI predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Money Laundering - Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

MATERIAL TAX CONSIDERATIONS

The following discussion of United States federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change or differing interpretation, possibly with retroactive effect. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the United States.

U.S. Federal Income Tax Considerations of Class A Ordinary Shares and Warrants

Taxation of Dividends and Other Distributions on Class A Ordinary Shares

Subject to the PFIC rules discussed below, if SAI makes a distribution of cash or other property to a U.S. Holder of Class A Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of SAI’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if Class A Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) and certain other requirements are met, including that SAI is not treated as a PFIC during the taxable year in which the dividend is paid or in the previous year. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A Ordinary Shares.

Sale, Exchange, Redemption or Other Taxable Disposition of SAI Securities

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of SAI securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its securities.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Ordinary Shares or Warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant for cash. A Class A Ordinary Share acquired pursuant to the exercise of a Warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant.

It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.

Because of the absence of authority specifically addressing the treatment of a cashless exercise of Warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Shares received would generally equal the U.S. Holder’s tax basis in the Warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares received on exercise will be treated as commencing on the date of exercise of the Warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Shares received will include the holding period of the Warrants.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. A U.S. Holder’s tax basis in the Class A Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised (i.e., the U.S. Holder’s purchase price for the Warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the Warrant) and the exercise price of such Warrants). It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if SAI redeems Warrants for cash pursuant to the redemption provisions of the Warrants or if SAI purchases Warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “- Sale, Exchange, Redemption or Other Taxable Disposition of SAI Securities.”

Passive Foreign Investment Company Considerations

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if SAI, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds SAI securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income consists of passive income, such as dividends, interest, rents and royalties (except for rents and royalties earned in the active conduct of a trade or business), and gains on the disposition of property that produces such income, or (b) if at least 50% of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the interest, by value).

Whether SAI or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Class A Ordinary Shares how quickly SAI uses liquid assets and cash may influence whether SAI or any of its subsidiaries is treated as PFIC. Accordingly, SAI is unable to determine whether SAI or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that SAI or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, SAI does not expect to provide a PFIC annual information statement for 2021 or going forward.

If SAI were characterized as a PFIC for any taxable year, U.S. Holders of SAI securities would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of SAI securities treated as ordinary income rather than capital gains and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the SAI securities. U.S. Holders would also be subject to annual information reporting requirements. In addition, if SAI were a PFIC in a taxable year in which SAI paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above). Certain elections (including a mark-to-market election) may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their ownership of the SAI securities.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of SAI. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the Warrants. An instrument of transfer in respect of a Warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of Ordinary Shares or on an instrument of transfer in respect of such shares.

SAI.TECH Global Corporation has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands substantially in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of The Tax Concessions Act (As Revised), the following undertaking is hereby given to SAI.TECH Global Corporation (the “Company”):

(a)	That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	On or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act (As Revised).

These concessions shall be for a period of 20 years from the 29th of January 2021.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 2,244,493 Ordinary Shares issuable upon the exercise of the Warrants. We are also registering the offer and sale, from time to time, by the Selling Securityholders of up to 1,347,027 Ordinary Shares.

We will receive up to an aggregate of approximately $25,811,669.50 from the exercise of the Warrants, assuming the exercise in full, if any, of all of the Warrants for cash. Because the exercise price of the Warrants substantially exceeds the current trading price of our Class A Ordinary Shares, we are unlikely to receive any proceeds from the exercise of our Warrants in the near future, if at all. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Registered Shares will be the purchase price of the Registered Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Registered Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Shares to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. Notwithstanding the foregoing, Selling Securityholders subject to our insider trading policy, including the Sponsor, are subject to our regular pre-clearance procedures for trading of our Ordinary Shares.

At Closing, (1) the TradeUP initial shareholders entered into the TradeUP Lock-Up Agreement, (2) the SAI Founder and management of Old SAI, and certain other Old SAI shareholders, entered into the SAI Affiliate Lock-Up Agreement and (3) the other Old SAI shareholders entered into the SAI Shareholder Lock-Up Agreement. Immediately following the consummation of the Business Combination, approximately 22,564,287 Class A Ordinary Shares (including both Class A and Class B Ordinary Shares), or approximately 84.3% of the outstanding Class A Ordinary Shares (assuming no redemptions), were subject to the lock-up arrangements described below.

TradeUP Lock-Up Agreement

The TradeUP Lock-Up Agreement contains certain restrictions on transfers with respect to any Class A Ordinary Shares held by the TradeUP initial shareholders immediately after Closing. Such restrictions began at Closing and end on the first anniversary of Closing, with such Class A Ordinary Shares being subject to earlier release on the date on which the volume weighted average trading price of Class A Ordinary Shares exceeds $14.00 per share (with respect to 50% of such Class A Ordinary Shares) and $17.50 per share (with respect to the remaining 50% of such Class A Ordinary Shares) for any 20 trading days within any 30-trading day period commencing on the date that is 180 days after Closing.

SAI Affiliate Lock-Up Agreement

The SAI Affiliate Lock-Up Agreement contains certain restrictions on transfer with respect any Class A Ordinary Shares received pursuant to the Business Combination Agreement. Such restrictions began at Closing and end on the first anniversary of the closing, with such Class A Ordinary Shares being subject to earlier release on the date on which the volume weighted average trading price of Class A Ordinary Shares exceeds $14.00 per share (with respect to 50% of such Class A Ordinary Shares) and $17.50 per share (with respect to the remaining 50% of such Class A Ordinary Shares) for any 20 trading days within any 30-trading day period commencing on the date that is 180 days after Closing.

SAI Shareholder Lock-Up Agreement

The SAI Shareholder Lock-Up Agreement contains certain restrictions on transfer with respect to the Class A Ordinary Shares received by SAI shareholders pursuant to the Business Combination Agreement other than SAI shareholders subject to the SAI Affiliate Lock-Up Agreement. Such restrictions began at Closing and end on the six-month anniversary of Closing.

Selling Securityholders may also be subject to the restrictions on transfer of shares of Rule 144 of the Securities Act if such Selling Securityholder is deemed an “affiliate” of TradeUP immediately prior to the Merger Effective Time or an “affiliate” of SAI following the Business Combination. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, SAI or TradeUP (as appropriate) and may include the executive officers, directors and significant shareholders of SAI or TradeUP (as appropriate).

The term “Selling Securityholders” include pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a pledge, partnership or membership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The Registered Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders,

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Registered Shares,

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans,

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions,

●	any other method permitted pursuant to applicable law, and

●	a combination of any such methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Registered Shares by the Selling Securityholders.

The Registered Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the Registered Shares may be listed or quoted at the time of sale, including the Nasdaq

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

At the time a particular offering of the Registered Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Registered Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Registered Shares by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Registered Shares under this prospectus. Further, we cannot assure you that the Selling Securityholder will not transfer, distribute, devise or gift the Registered Shares by other means not described in this prospectus. In addition, any Registered Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Registered Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Registered Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholder and any other person participating in the sale of the Registered Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Registered Shares by the Selling Securityholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Registered Shares to engage in market-making activities with respect to the particular Registered Shares being distributed. This may affect the marketability of the Registered Shares and the ability of any person or entity to engage in market-making activities with respect to the Registered Shares.

With respect to those Registered Shares being registered pursuant to the Registration Rights Agreement we have agreed to indemnify or hold harmless the Selling Securityholders and all of their officers, directors, and agents of each, and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Such Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

LEGAL MATTERS

The legality of the Ordinary Shares offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for SAI by Harney Westwood & Riegels LP. Certain legal matters relating to U.S. federal law will be passed upon for SAI by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of SAI appearing in our 2022 Annual Report for the year ended December 31, 2022 have been audited by Audit Alliance LLP, an independent registered public accounting firm, as stated in their report.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred in connection with the registration of the Ordinary Shares registered hereby. With the exception of the registration fee payable to the SEC, all amounts are estimates.

Expense	Amount
SEC registration fee	$3,123.23
Printing expenses	$-
Legal fees and expenses	$35,000
Accounting fees and expenses	$-
Miscellaneous	$-
Total	$38,123.23

ENFORCEABILITY OF CIVIL LIABILITY

SAI is incorporated as an exempted company under the laws of the Cayman Islands. Service of process upon SAI and upon its directors and officers named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of SAI’s assets and substantially all of SAI’s directors and officers are located outside the United States, any judgment obtained in the United States against SAI or any of its directors and officers may not be collectible within the United States.

SAI has appointed Winston & Strawn LLP as its agent to receive service of process in any action against SAI in any U.S. federal or state court arising out of the Transactions. The address of SAI’s agent is 800 Capitol Street, STE. 2400, Houston, TX 77002.

SAI has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

SAI has also been advised by its PRC legal counsel that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short- swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf’ registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act of 1933, as amended, with respect to the ordinary shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.sai.tech. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed on April 19, 2023;

●	Our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 3, 2022; August 17, 2022; December 8, 2022; February 8, 2023 and March 13, 2023.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: SAI.TECH Global Corporation, #01-05 Pearl’s Hill Terrace, Singapore, 168976. Attention: Arthur Lee, Chief Executive Officer, telephone number: +65 9656 5641.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

The articles of association of the Company provide that we shall indemnify our directors and officers (each, an “indemnified person”) to the maximum extent permitted by law against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his/her duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statements Schedules

(a) Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

			Incorporation by Reference
Exhibit No.	Description	Filed Herewith	Form	File No.	Exhibit No.	Filing Date
2.1	Business Combination Agreement, dated as of September 27, 2021, by and among TradeUP Global Corporation, TGC Merger Sub and SAITECH Limited		F-4/A	333-260418	2.1	March 29, 2022
2.2	Amendment to Business Combination Agreement, dated as of October 20, 2021, by and among TradeUP Global Corporation, TGC Merger Sub and SAITECH Limited		F-4/A	333-260418	2.2	March 29, 2022
2.3	Second Amendment to Business Combination Agreement, dated as of January 26, 2022, by and among TradeUP Global Corporation, TGC Merger Sub, and SAITECH Limited		F-4/A	333-260418	2.3	March 29, 2022
2.4	Third Amendment to Business Combination Agreement, dated as of March 22, 2022, by and among TradeUP Global Corporation, TGC Merger Sub, and SAITECH Limited		F-4/A	333-260418	2.4	March 29. 2022
3.1	Amended and Restated Memorandum and Articles of Association		6-K	001-40368	1.1	May 6, 2022
4.1	Specimen Class A Ordinary Share Certificate		S-1	333-253849	4.2	April 22, 2021
4.2	Specimen Warrant Certificate		8-K/A	001-40368	4.1	May 6, 2021
4.3	Warrant Agreement, dated as of April 28, 2021, between TradeUP Global Corporation and VStock Transfer, LLC, as warrant agent		8-K/A	001-40368	4.1	May 6, 2021
5.1	Opinion of Harney Westwood & Riegels		F-1/A	33-265333	5.1	July 28, 2022
10.1	Sponsor Support Agreement, dated as of September 27, 2021, among SAITECH Limited, TradeUP Global Corporation, and TradeUP Global Sponsor LLC		F-4/A	333-260418	10.1	March 29, 2022
10.2	Support Agreement (SAITECH Limited Shareholders), dated as of September 27, 2021, among SAITECH Limited, TradeUP Global Corporation, and TradeUP Global Sponsor LLC		F-4/A	333-260418	10.2	March 29, 2022
10.3	Form of Registration Rights Agreement among SAI.TECH Global Corporation and certain security holders named therein		F-4/A	333-260418	10.3	March 29, 2022
10.4	Registration Rights Agreement, dated as of April 28, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC and certain security holders named therein		8-K	001-40368	10.3	May 4, 2021
10.5	Letter Agreement, dated April 28, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC and certain security holders named therein		8-K	001-40368	10.1	September 28, 2021
10.6	Letter Agreement Amendment, dated September 27, 2021, among TradeUP Global Corporation, TradeUP Global Sponsor LLC, David X. Li, Tao Jiang and Michael Davidov		8-K	001-40368	10.2	May 4, 2021

10.7	Letter Agreement Amendment No. 2, dated January 26, 2022, among TradeUP Global Corporation, TradeUP Global Sponsor LLC, and certain security holders named therein		8-K	001-40368	10.1	January 27, 2022
10.8	Investment Management Trust Agreement, dated April 28, 2021, between TradeUP Global Corporation and Wilmington Trust, National Association, as trustee		8-K	001-40368	10.2	May 4, 2021
10.9	Form of Indemnity Agreement		F-4/A	333-260418	10.8	March 29, 2022
10.10	Form of SAI.TECH Global Corporation 2021 Equity Incentive Plan and forms of agreement thereunder		F-4/A	333-260418	10.9	March 29, 2022
10.11	Employment Agreement, dated September 27, 2021, between TradeUP Global Corporation and Risheng Li		8-K	001-40368	10.3	September 28, 2021
10.12	Employment Agreement, dated September 27, 2021, between TradeUP Global Corporation and Jian Zou		8-K	001-40368	10.4	September 28, 2021
10.13	Form of Indemnity Agreement Amendment		F-4/A	333-260418	10.13	March 29, 2022
21.1	List of subsidiaries		20-F	001-40368	8.1	May 31, 2022
23.1	Consent of Friedman LLP		F-1/A	333-265333	23.1	July 28, 2022
23.2	Consent of Marcum Bernstein & Pinchuk LLP		F-1/A	333-265333	23.2	July 28, 2022
23.3	Consent of Audit Alliance LLP	X
23.4	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)		F-1/A	333-265333	23.4	July 28, 2022
101	Interactive Data Table
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee table		F-1	333-265333	107	June 1, 2022

+	Indicates management contract or compensatory plan or arrangement.
#	Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 23, 2023.

SAI.TECH Global Corporation

By:	/s/ Risheng Li
Name:	Risheng Li
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Risheng Li	Director and Chief Executive Officer	June 23, 2023
Risheng Li	(Principal Executive Officer)

*	Chief Financial Officer	June 23, 2023
Ian Chow	(Principal Financial and Accounting Officer)

*	Director	June 23, 2023
Hao Ge

*	Director	June 23, 2023
Yao Shi

*	Director	June 23, 2023
Jinlong Zhu

*	Director	June 23, 2023
Yusen Chen

*By:	/s/ Risheng Li
Risheng Li
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SAI.TECH Global Corporation., has signed this registration statement or amendment thereto in the City of Houston, State of Texas, on June 23, 2023.

WINSTON & STRAWN LLP

By:	/s/ Michael J. Blankenship
Name:	Michael J. Blankenship
Title:	Authorized Representative